Exhibit 1
                       SECOND AMENDMENT TO LOAN AGREEMENT


     THIS SECOND AMENDMENT TO LOAN AGREEMENT (the "Amendment") is entered into as of August 30, 2004 by and between UTAH MEDICAL PRODUCTS, INC., a Utah corporation ("Borrower"), and U. S. BANK NATIONAL ASSOCIATION ("Bank").

                                    Recitals
                                    --------

     A. Borrower and Bank have entered into that certain Loan Agreement (the "Agreement") dated as of July 3, 2002 and related documents pursuant to which Bank has agreed to extend certain credit to Borrower in accordance with its terms. Capitalized terms shall have the meanings given by the Agreement unless otherwise defined.

     B. Borrower and Bank wish (i) to decrease the Loan from $15,000,000 to $5,000,000.00 and (ii) to extend the Loan termination date of the commitment under the Agreement and the maturity date under the Note to May 31, 2006.

                                    Agreement
                                    ---------

     NOW, THEREFORE, in consideration of the promises contained herein, and each intending to be legally bound hereby, the parties agree as follows:

     1. The Loan is hereby decreased from $15,000,000.00 to $5,000,000.00, to be further evidenced by Borrower's execution of an Amended and Restated Revolving Promissory Note of even date herewith in the stated principal amount of $5,000,000.00

     2. The Agreement and the other Loan Documents are hereby amended to provide that the Loan termination date (and the maturity date under the Note as stated in the Amended and Restated Promissory Note) shall be extended to May 31, 2006.

     3. Borrower hereby acknowledges the continued validity and enforceability of the Loan Documents, as amended hereby, and acknowledges that Borrower has no defense, claim or counterclaim with respect to its Obligations under the Loan Documents.

     4. All other terms of the Agreement and the other Loan Documents shall remain valid and enforceable as modified hereby.

     5. This Amendment may be executed in counterparts.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.


UTAH MEDICAL PRODUCTS, INC.             U. S. BANK NATIONAL ASSOCIATION


By: \s\ Kevin L. Cornwell               By:  \s\ Jon VanderStek
    ---------------------                    ------------------

Its:   Chairman & CEO                   Its:   Vice President
     --------------------                    -------------------


709354.01